                                                                      EXHIBIT 11

                                                                    YEAR ENDED DECEMBER 31
                                                                -------------------------------
                                                                 1996        1995        1994
                                                                -------     -------     -------
                                                                (IN THOUSANDS, EXCEPT PERSHARE
                                                                           AMOUNTS)
CALCULATION OF EARNINGS PER SHARE:
PRIMARY:
Weighted average common shares outstanding during the
  period......................................................   33,293      31,761      30,441
Dilutive effect of stock options using the treasury stock
  method......................................................    2,761       3,253         913
                                                                -------     -------     -------
          Total common equivalent shares......................   36,054      35,014      31,354
                                                                -------     -------     -------
Net income....................................................  $34,773     $19,626     $ 4,579
Net income per share..........................................  $  0.96     $  0.56     $  0.15
FULLY DILUTED:(1)
Weighted average common shares outstanding during the
  period......................................................   33,293      31,761      30,441
Diluted effect of stock options using the treasury stock
  method......................................................    2,761       4,124       1,194
                                                                -------     -------     -------
          Total common equivalent shares......................   36,054      35,885      31,635
                                                                -------     -------     -------
Net income....................................................  $34,773     $19,626     $ 4,579
Net income per share..........................................  $  0.96     $  0.55     $  0.15

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(1) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.